UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2014

ONCOTHYREON INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 Fourth Avenue, Suite 500

Seattle, Washington 98121

(Address of principal executive offices, including zip code)

(206) 801-2100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Merck KGaA, Darmstadt, Germany, today announced that its biopharmaceutical division Merck Serono will discontinue the clinical development program of the investigational MUC1 antigen-specific cancer immunotherapy tecemotide (also known as L-BLP25) as a monotherapy in Stage III non-small cell lung cancer (NSCLC). The decision to discontinue the current clinical program in NSCLC, which includes the Phase III START2 and INSPIRE studies, follows recent results from a planned analysis of EMR 63325-009, a randomized, double-blind, placebo-controlled Phase I/II study in Japanese patients.

Merck Serono has made the decision to discontinue all other Merck Serono-sponsored clinical trials with tecemotide in NSCLC worldwide. Those patients on active treatment with tecemotide can undergo an individual assessment by their treating physician and apply to receive further treatment outside of the studies. Merck Serono will continue to supply tecemotide for ongoing investigator-sponsored trials in other indications in accordance with their agreements with the sponsors of these studies.

Merck KGaA has world-wide rights for the development and commercialization of tecemotide under a license agreement with Oncothyreon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOTHYREON INC.

By:	/s/ Robert L. Kirkman
Robert L. Kirkman
President & Chief Executive Officer

Date: September 12, 2014

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